UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2008 (July 2, 2008)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)

(937) 644-0011

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
As previously disclosed in its Current Report on Form 8-K, filed July 1, 2008, The Scotts Miracle-Gro Company (the “Company”) received, on June 26, 2008, a Stop Sale, Use or Removal Order (the “stop sale order”) from the U.S. Environmental Protection Agency (“USEPA”) with respect to the Company’s Ortho® Home Defense® Indoor & Outdoor Insect Killer, which includes Ortho® Home Defense Max® Perimeter & Indoor Insect Killer (“Ortho Home Defense Max”).
While the products that are subject to the stop sale order are registered with the USEPA, the Company had identified issues involving a labeling discrepancy. The Company had already stopped shipping products which carried non-compliant labels in June 2008, and began shipping replacement product carrying a revised label until receipt of the stop sale order. On July 2, 2008, the revised label received conditional approval from the USEPA and the Company immediately recommenced shipping Ortho Home Defense Max products with the approved label. Also on July 2, 2008, the Company received enforcement discretion from the USEPA permitting existing stocks of the non-compliant label to continue to be sold at retail.
Given the limited period during which the Company was unable to ship the affected products, the Company does not expect the impact from the delayed shipments to have a material impact on its financial results for fiscal year 2008.
The Company appreciates the prompt cooperation and response of the USEPA in addressing these labeling issues and otherwise continues to cooperate with the USEPA.
For more information with respect to additional risks and uncertainties the Company may face in connection with the USEPA investigation and the related criminal investigation by the U.S. Department of Justice, please see the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: July 3, 2008	By:	/s/ Vincent C. Brockman
Printed Name: Vincent C. Brockman
		Title:	Executive Vice President, General Counsel and Corporate Secretary